SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (date of earliest event reported): April 15, 2005

Adobe Systems Incorporated
(Exact name of Registrant as specified in its charter)

Delaware	0-15175	77-0019522
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

345 Park Avenue
San Jose, California 95110-2704

(Address of principal executive offices and zip code)

Registrant’s telephone number, including area code: (408) 536-6000

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Section 1 – Registrant’s Business and Operation

Item 1.01 Entry into a Material Definitive Agreement.

On April 15, 2005, Adobe Systems Incorporated (the “Company”) entered into an Executive Resignation Agreement and General Release of Claims (the “Resignation Agreement”) with Jimmie E. Stephens, the Senior Vice President of Worldwide Sales and Field Operations.

Pursuant to the terms of the Resignation Agreement, effective as of March 31, 2005 (the “Resignation Date”), Mr. Stephens voluntarily resigned from any positions that he held as an officer of the Company and/or any of its subsidiaries. Mr. Stephens will continue to be employed by the Company through November 30, 2005 (the “Termination Date”), in order to provide transition assistance as requested by the Company. The Company will continue to provide Mr. Stephens the same base salary and employee benefits that he was receiving immediately prior to the Resignation Date. The terms of Mr. Stephens’ equity awards will not be modified in any way by the Resignation Agreement and will continue to be determined in accordance with the terms of the applicable equity award plans and/or agreements.

Effective as of the Termination Date, the Resignation Agreement provides for: (i) a lump sum severance payment of $714,000, less applicable withholdings; and (ii) COBRA health insurance coverage premium payments through the earlier of November 30, 2006 or the date on which Mr. Stephens first becomes eligible for other group health insurance coverage.

The foregoing description of the Resignation Agreement is qualified in its entirety by reference to the Resignation Agreement, a copy of which is attached to this report as Exhibit 10.1.

On April 16, 2005, the Executive Compensation Committee adopted a resolution (the “Resolution”) that amends certain provisions of the Company’s Executive Severance Plan in the Event of a Change of Control (the “Retention Plan”) in order to ensure that anyone at Vice President level or a more senior level is covered under its terms and conditions, provided that such individual does not also benefit from a separate individual retention and/or severance agreement.

The foregoing description of the amendment to the Retention Plan is qualified in its entirety by reference to the Resolution, a copy of which is attached to this report as Exhibit 10.2.

Section 9 – Financial Statements and Exhibits

Item 9.01. Financial Statements and Exhibits.

(c)          Exhibits

10.1 Executive Resignation Agreement and General Release of Claims

10.2 Amendment to the Executive Severance Plan in the Event of a Change of Control

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ADOBE SYSTEMS INCORPORATED

Date: April 18, 2005	By:	/s/ MURRAY J. DEMO
Murray J. Demo
Executive Vice President and Chief Financial Officer